EXHIBIT 10.15.4

FOURTH AMENDMENT

THIS FOURTH AMENDMENT dated as of October 31, 2004 (this “Amendment”) is to the Credit Agreement (as heretofore amended, the “Credit Agreement”) dated as of February 25, 2003 among LITHIA MOTORS, INC. (the “Company”), various financial institutions (the “Lenders”) and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as agent for the Lenders (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1  AMENDMENTS.  Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date (as defined below):

1.1                               (a)                                  Section 1.1 of the Credit Agreement shall be amended by adding the following definitions thereto, each in its appropriate alphabetical position:

Current Assets Commitment Amount means, with respect to any Current Assets Election, the least of (A) an amount equal to the Maximum Availability at the time of such election, (B) the Unused Revolving Commitment Amount at the time of such election and (C) the Specified Current Assets Commitment Amount.

Current Assets Election – see the definition of “Consolidated Current Assets”.  A Current Assets Election shall become effective on the date on which the compliance certificate electing the same is delivered to the Agent in accordance with Section 9.1.3 and shall remain in effect until the next compliance certificate is due under Section 9.1.3.

Fourth Amendment Effective Date means the “Fourth Amendment Effective Date” under and as defined in the Fourth Amendment hereto dated as of October 31, 2004.

Maximum Availability means, at any time, the (a) Borrowing Base at such time, plus (b) $50,000,000, minus (c) the Revolving Outstandings at such time.

Specified Current Assets Commitment Amount means, with respect to any Current Assets Election, the amount specified by the Company as the “Specified Current Assets Commitment Amount” in such Current Assets Election.

(b)                                 The following definitions in Section 1.1 of the Credit Agreement shall be amended and restated in their entireties to read as follows:

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Consolidated Current Assets means, at any date, the aggregate amount of all assets of the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, that would be classified as current assets (including cash, marketable securities, accounts receivable, inventory and prepaid expenses) in accordance with GAAP; provided that, at the election of the Company delivered by completing the appropriate sections of a compliance certificate delivered to the Agent in accordance with Section 9.1.3 (a “Current Assets Election”), Consolidated Current Assets at any time while such Current Assets Election remains in effect shall be deemed to include the Current Assets Commitment Amount at such time.

Consolidated Current Liabilities means, at any date, the aggregate amount of all liabilities of the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, that would be classified as current liabilities in accordance with GAAP; provided that if at any time within one year prior to the Termination Date a Current Assets Election shall be in effect, Consolidated Current Liabilities shall be deemed to include the Current Assets Commitment Amount at such time.

Permitted Restrictions means restrictions on the ability of any Subsidiary to declare or pay any dividend or make other distributions, or to advance or loan funds, to the Company or any other Subsidiary or to grant Liens on the stock or other ownership interests of a Subsidiary: (i) as set forth on Schedule 9.18 on the Closing Date, including restrictions imposed by existing Floor Plan Financing arrangements; (ii) pursuant to modifications to any Floor Plan Financing arrangement, provided that such modifications are not materially more restrictive; (iii) applicable to a Person at the time such Person becomes a Subsidiary and not created in contemplation of such an event; (iv) resulting from Manufacturer-imposed modifications to any Dealer Franchise Agreement; or (v) imposed by applicable law.

Total Liabilities means, with respect to any Person at any time, the total of the following for such Person and its Subsidiaries at such time (a) all Debt plus all other items which, in accordance with GAAP, would be included as liabilities on the liability side of a consolidated balance sheet of such Person prepared at such time, minus (b) all accounts payable incurred on normal trade terms in the ordinary course of business, all accrued expenses incurred in the ordinary course of business, all Debt under Floor Plan Financings, all Subordinated Debt and all Debt secured entirely by real property (or leasehold interests therein) or fixtures that matures more than one year after such time; provided that, for purposes of this definition, if the Company has made a Current Assets Election, the Total Liabilities of the Company and its Subsidiaries at any time while such Current Assets Election remains in effect shall be deemed to include the Current Assets Commitment Amount at such time.

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1.2                               The third sentence of Section 2.3.5 of the Credit Agreement shall be replaced in its entirety with the following:

If and to the extent any Lender shall not have made such amount available to the Agent by 2:00 P.M., Detroit time, on the Business Day on which such Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Detroit time, on any Business Day shall be deemed to have been received on the next following Business Day), (a) the Agent shall be entitled to retain (for the benefit of the Issuing Lender) all interest payments paid by the Company allocable to such Lender’s Pro Rata Share of the unpaid reimbursement obligations for the period from the time such Lender was required to make such amount available to the Agent until such Lender actually makes such amount available or such amount is indefeasibly paid to the Agent by the Company and (b) such Lender agrees to pay to the Issuing Lender forthwith upon demand the greater of (x) the actual costs incurred by the Issuing Lender as a result of such failure and (y) interest on such amount for the Issuing Lender’s account, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

1.3                               Section 9.1.3 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

9.1.3.                     Compliance Certificates.  Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 9.1.1 and each set of quarterly statements pursuant to Section 9.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the chief financial officer or the treasurer of the Company, containing (a) a computation of each of the financial ratios and covenants set forth in Section 9.6, (b) the Current Assets Commitment Amount, if any, to be included in the financial ratios specified hereunder for the period until the next compliance certificate is due, (c) a list of all new deposit accounts opened by the Company or any Collateral Subsidiary since the date of the last compliance certificate and (d) a statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and setting forth all Events of Default that had occurred but were cured or waived during the period covered by the related financial statements.

1.4                               Sections 12.10 and 12.11 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

12.10.                  Collateral Matters.  (a)  The Lenders irrevocably authorize the Agent, at its option and in its discretion, (i) to release any Lien granted to or held

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by the Agent under any Collateral Document (x) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit, (y) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (z) subject to Section 13.1, if approved, authorized or ratified in writing by the Required Lenders; and (ii) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (d) or (h) of Section 9.8.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 12.10.

(b)                                 Any and all proceeds of disposition or other realization on the collateral granted under the Collateral Documents (the “Collateral”) or from any realization on the Collateral received by the Agent in connection with any enforcement, sale, collection (including judicial or non-judicial foreclosure) or similar proceedings with respect to the Collateral or a demand or other enforcement or collection with respect to the Collateral shall be applied by the Agent, as follows:

FIRST:  To the payment of the costs and expenses of such disposition, collection or other realization, including Attorney Costs, and all costs and expenses made or incurred by the Agent in connection therewith;

SECOND:  To the payment of the Liabilities (as defined in the Security Agreement) then due and owing, in such order as shall be directed by the Required Lenders; and

THIRD:  After payment in full of all Liabilities, any surplus then remaining from such proceeds shall be paid to the Company or to whomsoever may be lawfully entitled to receive the same or paid as a court of competent jurisdiction may direct. Until such proceeds are so applied, the Agent shall hold such proceeds in its custody in accordance with its regular procedures for handling deposited funds.

12.11                     Funding Reliance.  (a)                            Unless the Agent receives notice from a Lender by noon, Detroit time, on the day of a proposed borrowing that such Lender will not make available to the Agent an amount equal to its Pro Rata Share of such borrowing, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company.  If and to the extent such Lender has not made such amount available to the Agent:  (i) the Company agrees to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing, (ii) the Agent shall be entitled to retain all interest payments paid by the Company allocable to such Lender’s Pro Rata Share of such borrowing for the period from the time such Lender was required to make such amount available to the Agent

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until such Lender actually makes such amount available or such amount is indefeasibly paid to the Agent by the Company and (iii) such Lender agrees to pay to the Agent forthwith upon demand the greater of (x) the actual costs incurred by the Agent as a result of such failure and (y) interest on such amount for the Agent’s account, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

(b)                                 Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment.  If and to the extent that the Company has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand.  If and to the extent such Lender does not so repay the Agent on demand, (i) the Agent shall be entitled to retain all interest payments paid by the Company allocable to such Lender’s Pro Rata Share of such payment for the period from the time such Lender was required to so repay the Agent until such Lender actually pays the Agent such amount or the amount of such repayment is indefeasibly paid to the Agent by the Company and (ii) such Lender agrees to pay to the Agent forthwith upon demand the greater of (x) the actual costs incurred by the Agent as a result of such failure to repay and (y) interest on such amount for the Agent’s account, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

1.5                               Section 13.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

13.1                           Waiver; Amendments.  No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, the Lenders authorize the Agent to

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act within its discretion (and without notice to or the consent of any Lender) to waive or forbear on behalf of all Lenders any noncompliance by the Company (other than a waiver of, or forbearance with respect to, any Event of Default under Section 11.1.4) with this Agreement (provided that no such waiver shall be for a period in excess of 60 days).  No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans, any reimbursement obligation with respect to any Letter of Credit or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon, any reimbursement obligation with respect to any Letter of Credit or any fees payable hereunder, (iv) release all or a substantial number of the guarantors from the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents, (v) amend or modify Section 9.6.1, 9.6.2 or 9.6.3 so as to reduce the minimum financial ratio set forth therein, (vi) amend or modify Section 9.6.4 so as to increase the maximum financial ratios set forth therein, (vii) amend or modify Section 9.6.5, (viii) amend, modify or waive Section 6.3 or (ix) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders.  The Agent shall not execute any material amendment, modification or waiver of, or material consent with respect to, any provision of the Guaranty or any Collateral Document unless the same shall be approved in writing by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No provision of Section 12 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.  No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

1.6                               Exhibit B to the Credit Agreement is replaced in its entirety with Exhibit B to this Amendment.

SECTION 2  REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that:  (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the Fourth Amendment Effective Date (as defined below) with the same effect as if made on and as of the Fourth Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any

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order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3  EFFECTIVENESS.  The amendments set forth in Section 1 above shall become effective as of October 31, 2004 (the “Fourth Amendment Effective Date”); provided that the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

3.1                               Reaffirmation.  A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

3.2                               Other Documents.  Such other documents as the Agent or any Lender may reasonably request.

SECTION 4  MISCELLANEOUS.

4.1                               Continuing Effectiveness, etc.  As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  As of the Fourth Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.

4.2                               Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3                               Expenses.  The Company agrees to pay the reasonable costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

4.4                               Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Michigan applicable to contracts made and to be wholly performed within the State of Michigan.

4.5                               Successors and Assigns.  This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

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Delivered as of the day and year first above written.

LITHIA MOTORS, INC.

By:	/s/ Jeffrey B. DeBoer
Title:	Chief Financial Officer

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as the Agent, as the Issuing Lender and as a Lender

By:	/s/ Janet Toronski
Title:	V.P. National Accounts

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	/s/Reid Boozer
Title:	National Accounts Development Manager

EXHIBIT A

FORM OF REAFFIRMATION

October 31, 2004

DaimlerChrysler Services North

America LLC, as the Agent

and the Lenders party

to the Credit Agreement

referred to below

27777 Inkster Road

Farmington Hills, Michigan 48334

Attn: Michele Nowak

Re:  Reaffirmation of Loan Documents

Ladies and Gentlemen:

Please refer to:

(a)                                  The Security Agreement dated as of February 25, 2003 (the “Security Agreement”) among Lithia Motors, Inc. (the “Company”), its subsidiaries and DaimlerChrysler Services North America LLC in its capacity as Agent (in such capacity, the “Agent”);

(b)                                 The Guaranty dated as of February 25, 2003 (the “Guaranty”) executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

(c)                                  The Pledge Agreement dated as of February 25, 2003 (the “Pledge Agreement”) executed by the Company and certain of its subsidiaries.

Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement dated as of February 25, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Fourth Amendment and that, upon such effectiveness, all references in each Loan Document to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Fourth Amendment.

This letter agreement may be signed in counterparts and by the various parties on separate counterparts.  This letter agreement shall be governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State.

HUTCHINS EUGENE NISSAN, INC.
HUTCHINS IMPORTED MOTORS, INC.
LGPAC, INC.
LITHIA AUTO SERVICES, INC.
LITHIA BNM, INC.
LITHIA DE, INC.
LITHIA DM, INC.
LITHIA HPI, INC.
LITHIA KLAMATH, INC.
LITHIA LAC, INC.
LITHIA MEDFORD HON, INC.
LITHIA MOTORS SUPPORT SERVICES, INC.
LITHIA MTLM, INC.
LITHIA OF ROSEBURG, INC.
LITHIA RENTALS, INC.
LITHIA ROSE-FT, INC.
LITHIA SOC, INC.
SATURN OF SOUTHWEST OREGON, INC.
LITHIA CHRYSLER JEEP OF ANCHORAGE, INC.
LITHIA IMPORTS OF ANCHORAGE, INC.
LITHIA CIMR, INC.
LITHIA CJDB, INC.
LITHIA DC, INC.
LITHIA FMF, INC.
LITHIA FN, INC.
LITHIA FVHC, INC.
LITHIA JEF, INC.
LITHIA MMF, INC.
LITHIA NF, INC.
LITHIA OF ANCHORAGE, INC.
LITHIA TKV, INC.
LITHIA TR, INC.
LITHIA VWC, INC.
LITHIA CENTENNIAL CHRYSLER PLYMOUTH JEEP, INC.

LITHIA CHERRY CREEK DODGE, INC.
LITHIA COLORADO JEEP, INC.
LITHIA COLORADO SPRINGS JEEP CHRYSLER PLYMOUTH, INC.
LITHIA FOOTHILLS CHRYSLER, INC.
LITHIA OF THORNTON, INC.
LITHIA CB, INC.
LITHIA DB, INC.
LITHIA IB, INC.
LITHIA LMB, INC.
LITHIA FORD OF BOISE, INC.
LITHIA OF CALDWELL, INC.
LITHIA OF POCATELLO, INC.
LITHIA POCA-HON, INC.
LITHIA CD, INC.
LITHIA OF OMAHA, INC.
LITHIA MBO, INC.
LITHIA RENO SUB-HYUN, INC.
LITHIA SALMIR, INC.
LITHIA AUTOMOTIVE, INC.
LITHIA OF SIOUX FALLS, INC.
CAMP AUTOMOTIVE, INC.
LITHIA BC, INC.
LITHIA DC OF RENTON, INC.
LITHIA DODGE OF TRI-CITIES, INC.
LITHIA FTC, INC.
LITHIA IC, INC.
LITHIA OF SEATTLE, INC.
TC HON, INC.
LITHIA HYR, INC.
LITHIA CS, INC.
LITHIA OF FAIRFIELD, INC.
LITHIA OF SANTA ROSA, INC.
LITHIA OF VACAVILLE, INC.
LITHIA CCTF, INC.
LITHIA OF TWIN FALLS, INC.
LITHIA LMM, INC.
LITHIA OF MISSOULA, INC.
LITHIA OF OKLAHOMA, INC.
LITHIA OF BILLINGS, INC.
LITHIA OF SPOKANE, INC.
LITHIA OF FAIRBANKS, INC.
LITHIA OF MEDFORD LM, INC.
LITHIA OF HELENA, INC.
LITHIA OF SOUTH CENTRAL AK, INC.

LITHIA NA, INC.
LITHIA OF CLOVIS, INC.
LITHIA OF RENO, INC.
LITHIA OPF GREAT FALLS, INC.
LITHIA OF HGF, INC.
LITHIA OF SANTA FE, INC.
LITHIA CJDSF, INC.

By:
Title:

LITHIA LP OF TEXAS, LLC
LITHIA GP OF TEXAS, LLC
By: Lithia Motors, Inc., Manager

By:
Title:

SOE, LLC
By: Lithia SH, LLC, Manager

By:
Title:

LITHIA VS, LLC
By: Camp Automotive, Inc., Manager

By:
Title:

LITHIA CJDO, L.P.
LITHIA CJDSA. L.P.
LITHIA CM, L.P.
LITHIA CO, L.P.
LITHIA CSA, L.P.
LITHIA DMID, L.P.
LITHIA HMID, L.P.
LITHIA NSA, L.P.
LITHIA OF GRAPEVINE, L.P.

LITHIA TO, L.P.
By: Lithia GP of Texas, LLC, General Partner
By: Lithia Motors, Inc., Manager

By:
Title:

ACKNOWLEDGED AND AGREED

as of the date first written above

DAIMLERCHRYSLER SERVICES NORTH

AMERICA, LLC, as the Agent

By:
Title:

EXHIBIT B

Form of Compliance Certificate

I,                                                             , the duly elected, qualified and acting [Chief Financial Officer/Treasurer] of Lithia Motors, Inc., an Oregon corporation (the “Company”), DO HEREBY CERTIFY, pursuant to Section 9.1.3 of the Credit Agreement dated February 24, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition have the meanings assigned thereto in, and Section references are to, the Credit Agreement) among the Company, various financial institutions named therein and DaimlerChrysler Services North America LLC, as Agent for the Lenders, as follows:

Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as of                                                       (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

A review of the activities of the Company during the Fiscal [Year/Quarter] ended has been made under my supervision and the Company has observed, performed and fulfilled each and every obligation and covenant contained in the Credit Agreement and no Event of Default or Unmatured Event of Default exists.

The Company and its Collateral Subsidiaries have not obtained any deposit accounts (as defined in the Uniform Commercial Code) since the date of the last compliance certificate delivered to the Agent pursuant to Section 9.1.3, other than as set forth on Schedule I hereto.

Set forth below are true, correct and complete computations, in reasonable detail, as of the Computation Date, of the financial ratios and covenants set forth in Section 9.6 of the Credit Agreement.

The Company herby elects [not] to include a Current Assets Commitment Amount [of $                      ] in the applicable financial ratios and covenants set forth below.

I.                                         Current Asset Commitment Amount

A.	Maximum Availability (Borrowing Base, plus $50,000,000, Minus the Revolving Outstandings)

B.	Specified Current Assets Commitment Amount

C.	Unused Revolving Commitment Amount

D.	Current Assets Commitment Amount (least of A, B and C)

II.                                     Current Ratio (Section 9.6.1)

A.	Consolidated Current Assets (including any Current Assets Commitment Amount specified above):

B.	Consolidated Current Liabilities (if the Termination Date is within one year, including any Current Assets Commitment Amount specified above):

C.	Permitted Ratio of A to B: Not less than 1.2:1.0.

RATIO:

III.                                 Fixed Charge Coverage Ratio (Section 9.6.2)

A.	EBITDAR:

	1.	EBITDA:

		a.	Consolidated Net Income:

		b.	PLUS Interest Expense:

		c.	PLUS foreign, federal, state and local income taxes:

		d.	PLUS depreciation expense:

		e.	PLUS amortization:

		f.	PLUS other non-cash charges classified as long-term deferrals by GAAP:

		g.	MINUS all extraordinary gains

		h.	PLUS pro forma Permitted Acquisitions EBITDA under Section 9.10:

		i.	TOTAL (EBITDA)

	2.	PLUS Rental Expense:

	3.	TOTAL (EBITDAR):

B.	MINUS Capital Expenditures (other than Financed Capital Expenditures):

TOTAL (EBITDAR) Minus Capital Expenditures

C.	SUM of:

	1.	Interest Expense:

	2.	Rental Expense:

	3.	Foreign, federal, state and local income taxes paid in cash:

	4.	Scheduled payments of principal of Debt:

D.	Permitted Ratio of B to C: Not less than 1.20:1.0.

RATIO:

IV.	Interest Coverage Ratio (Section 9.6.3)

	A.	EBITDA (II.A.1.i):

	B.	Interest Expense:

	C.	Permitted Ratio of A to B: Not less than 2.50:1.0.

RATIO:

V.	Adjusted Leverage Ratio (Section 9.6.4)

	A.	Total Liabilities (including any Current Assets Commitment Amount specified above)::

	B.	EBITDA (II.A.1.i):

	C.	Permitted Ratio of A to B: Not greater than 2.50:1.0.

RATIO:

VI.	Working Capital (Section 9.6.5).Each dealership Subsidiary has such level of working capital as is necessary to satisfy the requirements of such Subsidiary’s Dealer Franchise Agreements.		[Yes/No]

IN WITNESS WHEREOF, I have signed this certificate this          day of                     ,             .

LITHIA MOTORS, INC.

By:
Name:
Its:

SCHEDULE I TO COMPLIANCE CERTIFICATE

List of New Deposit Accounts Since Last Compliance Certificate

Name of Account Holder	DBA (if any)	Depository Institution	Account Number